UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
CORTLAND BANCORP
(Exact name of registrant as specified in its charter)

Ohio	0-13814	34-1451118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 637-8040
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)	On May 17, 2011, Cortland Bancorp held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)	The first issue voted upon at the Annual Meeting was the election of directors for a two year term to expire at the 2013 Annual Meeting of Shareholders. The following votes were cast:
Number of Votes:

	For	Against	Abstain	Broker Non-Votes
Jerry A. Carleton	1,907,757	87,867	111,259	617,048
James M. Gaisor	1,992,627	67,354	46,902	617,048
Richard B. Thompson	1,964,836	102,163	39,884	617,048
(c)	The second issue voted upon at the Annual Meeting was the election of directors for a three year term to expire at the 2014 Annual Meeting of Shareholders. The following votes were cast:
Number of Votes:

	For	Against	Abstain	Broker Non-Votes
Timothy Carney	1,937,876	67,588	101,419	617,048
David C. Cole	1,937,132	102,693	67,058	617,048
Neil J. Kaback	1,801,582	244,277	61,024	617,048
(d)	The appointment of S.R. Snodgrass, A.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2011 was ratified.
Number of Votes:

For	Against	Abstain	Broker Non-Votes
2,612,566	37,981	73,384	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP
By:	/s/ James M. Gasior
James M. Gasior, President and CEO
Date: May 20, 2011

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